EXHIBIT 21.1
                                                                  ESOL 1997 10-K


SUBSIDIARIES OF THE REGISTRANT

Camelback Insurance, Ltd., a Bermuda insurance company

ERC of Indiana, Inc., an Indiana corporation

ERC of Minnesota, Inc., a Minnesota corporation

ERC of Ohio, Inc., a Michigan corporation

ESI America, Inc., a Nevada corporation

ESI-Midwest, Inc., a Nevada corporation

ESI - New York, Inc., an Arizona corporation

ESI Risk Management Agency, Inc., an Arizona corporation

Employee Resources Corporation, an Indiana corporation

Employee Solutions of Alabama, Inc., an Alabama corporation

Employee Solutions of California, Inc., a Nevada corporation

Employee Solutions - Southeast, Inc., a Florida corporation

Employee Solutions - East, Inc., a Georgia corporation

Employee Solutions - Midwest, Inc., a Michigan corporation

Employee Solutions of Ohio, Inc., an Indiana corporation

Employee Solutions of Texas, Inc., a Texas corporation

GCK Entertainment Services I, Inc. (d/b/a TEAM Services), a Delaware corporation

Logistics Personnel Corporation, a Nevada corporation

Phoenix Capital Management, Inc., an Indiana corporation

Talent, Entertainment and Media Services, Inc. (d/b/a TEAM Services), a Delaware corporation